UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2017

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

On March 21, 2017, CBAK Energy Technology, Inc. (the “Company”) and its wholly owned subsidiary, Dalian CBAK Power Battery Co., Ltd (“Dalian CBAK”) entered into a termination agreement (the “IP Termination Agreement”) with the Company’s former subsidiary, Shenzhen BAK Battery Co., Ltd (“Shenzhen BAK”), pursuant to which the parties agreed to terminate the intellectual property license agreement that they entered into on August 25, 2014 (the “License Agreement”). Under the License Agreement, Shenzhen BAK licensed to the Company and Dalian CBAK any and all intellectual property rights that Shenzhen BAK owns for a term of five years.

As a result of the execution of the IP Termination Agreement, the License Agreement was terminated in its entirety and was deemed null and void. The Company and Dalian CBAK may not use or transfer to any third party any intellectual property right licensed to them by Shenzhen BAK pursuant to the License Agreement. In addition, Shenzhen BAK agreed to pay $1 million to the Company as the termination fee no later than one month after the execution of the IP Termination Agreement. Shenzhen BAK also agreed to unconditionally transfer for free to Dalian CBAK any registered trademark and logo containing the word “CBAK” owned by Shenzhen BAK or its subsidiaries (including but not limited to the trademark with the registration number of 5735737). Dalian CBAK and Shenzhen BAK will enter into a separate transfer agreement to govern this matter.

The foregoing description of the IP Termination Agreement is qualified in its entirety by reference to the full text of the English translation of the IP Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 above is incorporated by reference in response to this Item 1.02.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	English Translation of Termination Agreement of Intellectual Property License by and among CBAK Energy Technology, Inc., Dalian CBAK Power Battery Co., Ltd and Shenzhen BAK Battery Co., Ltd, dated March 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: March 23, 2017	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English Translation of Termination Agreement of Intellectual Property License by and among CBAK Energy Technology, Inc., Dalian CBAK Power Battery Co., Ltd and Shenzhen BAK Battery Co., Ltd, dated March 21, 2017